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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in the Amendment No. 2 to the Registration Statement on Form S-11 dated April 1, 2004, of Desert Capital REIT, Inc., relating to the offering of $220,000,000 of common stock of our report dated December 23, 2003, on the financial statement of Desert Capital REIT, Inc. contained in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



EIDE BAILLY LLP


/S/ Eide Bailly LLP
April 1, 2004
Aberdeen, South Dakota